UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : January 9, 2009

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant's Telephone Number, Including Area Code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On December 31, 2008, Henan Gengsheng Refractories Co., Ltd. ("Refractories"), a wholly owned subsidiary of China Gengsheng Minerals, Inc., entered into a short-term working capital loan agreement (the "Loan Agreement"), with China Industrial & Commercial Bank, Zhengzhou Branch ("Lender") whereby Lender has agreed to loan RMB 20,000,000 (approximately $2,940,000) to Refractories for a term of 11 months starting from December 31, 2008 through November 23, 2009. Under the Loan Agreement, the interest rate tied to the borrowed funds will be a floating interest rate calculated daily. Pursuant to the Loan Agreement, Refractories has agreed to only use the loaned funds for the purchase of raw materials which cannot be altered without the consent of the Lender. The Loan Agreement could be terminated, and borrowed funds may be recouped, by the Lender if Refractories uses the loaned funds for a purpose other than the purchase of raw materials without the consent of the Lender. Other standard termination provisions are present.

The foregoing description of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the summary of the English translation of the Loan Agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Refractories entered into the Loan Agreement, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description

10.1	Loan Agreement, dated December 31, 2008, by and between Henan Gengsheng Refractories Co., Ltd. and China Industrial & Commercial Bank, Zhengzhou Branch.

99.1	Press Release issued January 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: January 9, 2009	/s/ Shunqing Zhang
Name: Shunqing Zhang Title: Chief Executive Officer